Exhibit 5


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                                  LAW OFFICES
            GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                            233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ____________

                                Telex 908041 BAL
                                Fax 410-576-4246




                                  June 15, 1998



Mid-Atlantic Realty Trust
170 West Ridgely Road, Suite 300
Lutherville, MD  21093

                                    Re:     Mid-Atlantic Realty Trust
                                            Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Mid-Atlantic Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the issuance by the Company of up to 1,025,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), under the Mid-Atlantic Realty Trust 1993 Omnibus Share Plan, as amended through November 14, 1997 (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission. We understand that options to purchase 252,128 Shares have previously been granted under the Plan, of which options to purchase 4,462 Shares have been exercised, and that the unissued Shares are covered under the Registration Statement pursuant to Rule 429 under the Securities Act.

          In connection with the opinions rendered herein, we have examined copies of (i) the Declaration of Trust of the Company, certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Company, (iii) the Plan, and (iv) resolutions adopted by the Board of Trustees of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

          In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy,


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Mid-Atlantic Realty Trust
June 15, 1998
Page 2




insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, or (b) by general equitable principles;

          2. Each individual executing any Documents on behalf of a party (other than the Company) is duly authorized to do so, and each individual executing any of the Documents is legally competent to do so; and

          3. All Documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; and all statements and information contained in the Documents are complete and accurate.

          Based on the foregoing, it is our opinion that, upon the issuance by the Company of the Shares to participants in the Plan in accordance with the terms of the Plan, and the consideration therefor shall have been paid in accordance therewith, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            GORDON, FEINBLATT, ROTHMAN,
                                              HOFFBERGER & HOLLANDER, LLC

                                            /s/ GORDON, FEINBLATT, ROTHMAN,
                                                HOFFBERGER & HOLLANDER, LLC


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